Exhibit 10.8

FASTENTECH, INC.

2004 STOCK INCENTIVE PLAN

FASTENTECH, INC.

2004 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to promote the long term financial success of FastenTech, Inc., its Subsidiaries and Affiliates, and to materially increase shareholder value by: (i) providing performance related incentives that motivate superior performance on the part of the Company’s Employees, Directors and Consultants; (ii) providing the Company’s Employees, Directors and Consultants with the opportunity to acquire an ownership interest in the Company, and to thereby acquire a greater stake in the Company and a closer identity with it; and (iii) enabling the Company to attract and retain the services of Employees, Directors and Consultants of outstanding ability and upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

2.	Definitions

2.1. “Act” means the Securities Exchange Act of 1934, as amended.

2.2. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.3. “Award” means an award of Options, SARs, Restricted Stock, Dividend Equivalents or any combination thereof.

2.4. “Award Share” means any share of Common Stock purchased upon the exercise of an Option or SAR, or issued pursuant to an Award of Restricted Stock.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Cause” means any of the following actions taken by a Participant:

2.6.1. a felony or any act of moral turpitude;

2.6.2. malfeasance, embezzlement, fraud or theft committed against, or adversely affecting the Company, its Subsidiaries, or Affiliates;

2.6.3. dishonesty in any material respect in the course of fulfilling his or her employment duties;

2.6.4. willful or deliberate failure to perform his or her employment duties in any material respect; or

2.6.5. disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

2.7. “Change of Control” shall mean, following the effective date of this Plan, the occurrence of any of the following events:

2.7.1. the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Act) but excluding, for this purpose, the Company or its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, or a CVC Group of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

2.7.2. the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

2.7.3. a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

2.7.4. acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means the committee designated by the Board to administer the Plan under Section 4. After the Company becomes Publicly Traded, the Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder. Notwithstanding the foregoing, after the Company becomes Publicly Traded, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Act or Section 162(m) of the Code.

The Secondary Committee shall have the same authority with respect to selecting the individuals, from among the eligible individuals as defined in the immediately preceding sentence, to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

2.10. “Common Stock” means the Class A common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.11. “Company” means FastenTech, Inc., a Delaware corporation, or any successor corporation.

2.12. “Consultant” means a key consultant or advisor to the Company, its Subsidiaries or Affiliates who is not an Employee.

2.13. “CVC Group” means a group consisting of each of the following: (1) Citigroup, or any successor thereto by merger or consolidation; (2) Citicorp Venture Capital Limited, or any successor thereto by merger or consolidation; (3) any direct or indirect subsidiary of any person specified in clause (1) or (2) above; (4) any partnership, limited liability company or similar entity created by or on behalf of or sponsored by any person specified in clause (1), (2) or (3) above; (5) any officer, director or employee of any person specified in clause (1), (2), (3) or (4) above; (6) any spouse, parent or lineal descendent of a parent (including by adoption and stepchildren) of any person specified in clause (5) above; (7) any trust, limited liability company, corporation, partnership or similar entity 51% of the beneficiaries, members, stockholders, partners or interest holders of which consists of one or more to the persons described in clauses (5) or (6) above, and (8) any charitable trust the grantor of which consists of one or more of the persons described in clause (5) or (6) above.

2.14. “Director” means a member of the Board who is not an Employee.

2.15. “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

2.16. “Dividend Equivalent” means the right, awarded under Section 6, to receive the equivalent value (in cash or in Common Stock) of dividends paid on Common Stock.

2.17. “Employee” means an officer or other key employee of the Company, its Subsidiary or an Affiliate, including any member of the Board who is such an employee.

2.18. “Fair Market Value” means, on any given date:

2.18.1. if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

2.18.2. if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date, or if such common Stock is not quoted on such date, on the last preceding date on which the Common stock was quoted;

2.18.3. if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee and, to the extent applicable in respect of an ISO, in accordance with Section 422 of the Code.

2.19. “Incentive Stock Option” means an Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

2.20. “Non-Qualified Stock Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option by the Committee.

2.21. “Option” means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

2.22. “Participant” means an Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan and who receives an Award under this Plan.

2.23. “Performance Goal” means a goal that has been established by the Committee and that must be met by the end of a Performance Period (but that is substantially uncertain to be met before the grant). The Committee shall have sole discretion to determine the specific targets within each category of Performance Goals, and whether such Performance Goals have been achieved. With respect to any Section 162(m) Participant, such Performance Goals may include, among other things: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on equity of the Company, or (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof).

2.24. “Performance Period” means the time period during which Performance Goals must be met.

2.25. “Plan” means the FastenTech, Inc. 2004 Stock Incentive Plan herein set forth, as amended from time to time.

2.26. “Publicly Traded” means the Company is required to register shares of any class of common equity under Section 12 of the Act.

2.27. “Restricted Stock” means Common Stock awarded by the Committee under Section 8 of the Plan.

2.28. “Restriction Period” means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

2.29. “SAR” means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise.

2.30. “Section 162(m) Participant” means, after the Company becomes Publicly Traded, any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

2.31. “Securities Purchase and Holders Agreement” means that certain Securities Purchase and Holders Agreement dated as of March 17, 2000 by and among the Company, Citicorp Venture Capital, Ltd., a New York corporation, the Continuing Investors (as defined therein) and the other signatures thereto.

2.32. “Subsidiary” means any corporation or other business entity (other than the Company) in an unbroken chain of corporations or other business entities beginning with the Company (or any subsequent parent of the Company) if each of the corporations or other business entities other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock (or other voting interests) in one of the other corporations in such chain.

2.33. “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

3.	Eligibility

Any Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary.

4.	Administration

4.1. Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

4.2. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan, and full authority to act in selecting the eligible Employees,

Directors and Consultants to whom Awards may be granted, in determining the times at which such Awards may be granted, in determining the time and the manner in which Options may be exercised, in determining the type and amount of Awards that may be granted, in determining the terms and conditions of Awards that may be granted under the Plan and the terms of agreements which will be entered into with Participants, including Performance Goals, if any (which terms shall not be inconsistent with the terms of the Plan). Such agreements may include provisions on the Company’s right to purchase any Common Stock issued to the Participant under the Plan upon the termination of the Participant’s service. The Committee also shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Participants.

4.3. The Committee shall have the power to accelerate the exercisability or vesting of any Award. Notwithstanding the foregoing or any other provision of the Plan, the Committee shall not alter the exercisability or vesting of an Award granted to a Section 162(m) Participant when such exercisability or vesting depends on the attainment of one or more Performance Goals, except in the event of a Change of Control, or the death or Disability of the Participant.

4.4. The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder and to grant Awards (other than Incentive Stock Options) that are transferable by a Participant.

4.5. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in the application of the Plan’s provisions, and to make all determinations necessary or advisable for the administration of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive for all purposes and upon all Participants.

4.6. The Committee may condition the grant of any Award or the lapse of any Restriction Period or Performance Period, or any combination thereof, upon the Participant’s or Company’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. Before granting an Award or permitting the lapse of any Restriction Period or Performance Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

4.7. Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee reasonably incur in connection with the administration of the Plan shall be paid by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company’s

officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5.	Shares of Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be One Hundred Five Thousand shares, determined without regard to the number of shares authorized or issued under any prior stock incentive or similar plan.

5.2. The Committee may also grant Awards payable in cash. The payment of Awards in cash shall not reduce the total number of shares of Common Stock available for Awards under the Plan.

5.3. After the Company becomes Publicly Traded, the maximum number of shares of Common Stock covered by Awards granted to any Employee under the Plan during any calendar year shall not exceed 100,000 (the “Individual Limit”).

5.4. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the number of shares of Common Stock available for Awards under the Plan, or (ii) be counted against the Individual Limit. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan; however, such shares shall be counted against the Individual Limit.

6.	Options

The grant of Options shall be subject to the following terms and conditions:

6.1. Option Grants: Any Option granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. Such agreements shall state whether the Option is an Incentive Stock Option or Non-Qualified Stock Option.

6.2. Number of Shares: Subject to the Individual Limit, the Committee shall specify the number of shares of Common Stock subject to each Option.

6.3. Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be as determined by the Committee, but in the case of an Incentive Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

6.4. Dividend Equivalents. Notwithstanding any provision of the Plan to the contrary, a Participant who has been granted an Option pursuant to this Section 6 may, at the discretion of the Committee, be credited as of dividend payment dates, during the period beginning with the date of grant of the Option and ending with the date such Option is exercised or expires, with Dividend Equivalents with respect to the Common Stock underlying the Option. Such Dividend Equivalents shall be credited to an account established on behalf of the Participant by the Company. The Dividend Equivalents credited under this Section 6.4 shall be converted to cash or additional shares of Common Stock under such formula, at such time, and subject to such limitations as may be determined by the Committee.

6.5. Term of Option and Vesting:

6.5.1. The Committee shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder). The right to exercise an option or the underlying shares of Common Stock obtained upon the exercise of an Option may be subject to a vesting schedule or the attainment of Performance Goals as determined by the Committee and set forth in the applicable stock option agreement.

6.5.2. Pre-Vesting Exercises. If a Participant is allowed to exercise an Option before it has vested in accordance with the terms of the option agreement, unless otherwise provided in the applicable option agreement or otherwise determined by the Committee, any certificates representing the shares of Common Stock so acquired will be held in the Company’s physical possession, along with a stock power endorsed in blank and delivered to the Committee by the Participant at the time the Option is exercised.

6.6. Incentive Stock Options: Each provision of the Plan and each agreement relating to an Incentive Stock Option shall be construed and interpreted in a manner consistent with the requirements of Section 422 of the Code. In no event may a Participant be granted an Incentive Stock Option which does not comply with the limitations prescribed by Section 422 of the Code. Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exerciseable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

6.7. Restrictions on Transferability: No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of the

Participant, shall be exercisable only by the Participant. Upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 6.

6.8. Exercise of Option and Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in shares of Common Stock held by the Participant for at least 6 months and valued at their Fair Market Value on the date of exercise. With the consent of the Committee, the option price may also be paid in full by the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, designated by the Participant and acceptable to the Company, to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price, or in such other manner deemed appropriate by the Committee.

6.9. Termination by Death or Disability: If a Participant’s employment or service with the Company, a Subsidiary or Affiliate terminates by reason of death or as a result of the Participant’s Disability, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant’s death or Disability or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant’s transferee, personal representative, heir or legatee), for a period of up to one year, as specified by the Committee (but only three months in the case of an Incentive Stock Option which shall be extended to 12 months in cases involving the Participant’s Disability), from the date of death or termination due to Disability, or until the expiration of the stated term of the Option, whichever period is shorter.

6.10. Termination for Cause: If a Participant’s employment or service with the Company, a Subsidiary or Affiliate terminates for Cause, unless otherwise determined by the Committee, any Options granted to the Participant and which are unexercised shall terminate on the date of such termination, or notice of such termination, if earlier.

6.11. Other Termination: If a Participant’s employment or service with the Company, a Subsidiary or Affiliate terminates for any reason other than death, Disability, or Cause, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant’s termination or to a greater extent permitted by the Committee) by the Participant (or, where appropriate, the Participant’s transferee, personal representative, heir or legatee) for a period of up to three months, as specified by the Committee, from the date of termination, or until the expiration of the stated term of the Option, whichever period is shorter.

7.	Stock Appreciation Rights

The grant of SARs shall be subject to the following terms and conditions:

7.1. Grant of SARs: Any SAR granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and shall specify the number of shares of Common Stock subject to the Award and the base price for the Award. The Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The base price of an SAR shall be the Fair Market Value of the Common Stock on the date of grant.

7.2. Tandem SARs. An SAR granted under the Plan may be granted in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The base price of an SAR granted in tandem with an Option shall be the option price under the related Option.

7.3. Exercise of an SAR: An SAR shall entitle the Participant to surrender unexercised the SAR (or any portion of such SAR) and to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise of an SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

7.4. Other Applicable Provisions: SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 6.5, 6.9, 6.10, and 6.11.

8.	Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events or upon the Participant’s and/or Company’s failure to achieve Performance Goals established by the Committee. A grant of Restricted Stock shall be subject to the following terms and conditions:

8.1. Grant of Restricted Stock Award. Any Restricted Stock granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, and (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

8.2. Delivery of Restricted Stock. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

8.3. Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, the Participant shall have all of the rights of a shareholder, including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

8.4. Receipt of Common Stock. At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock. Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

8.5. Termination of Service. Unless otherwise determined by the Committee, if a Participant’s employment or service with the Company, a Subsidiary or an Affiliate terminates for any reason, any unvested Restricted Stock shall be forfeited.

9.	Deferral Election

Notwithstanding any provision of the Plan to the contrary, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer to a specified date the receipt of unrestricted Common Stock that the Participant would otherwise be entitled to receive pursuant to an Award. Notwithstanding such an election, the Committee may distribute the unrestricted Common Stock deferred by all Participants pursuant to this Section 9 if the Committee determines, in its discretion, that the continued deferral of Common Stock hereunder is no longer in the best interest of the Company.

10.	Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized for use under the Plan, the Individual Limit and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, without limitation, the number of shares covered, the respective prices, limitations, and/or Performance Goals applicable to the outstanding Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. The determinations and adjustments made by the Committee pursuant to this Section 10 shall be conclusive.

11.	Change Of Control of the Company

11.1. Options and SARs. Upon a Change of Control, all Options and SARs that are unexercised and outstanding may, at the discretion of the Committee:

11.1.1. become immediately and fully vested and exercisable;

11.1.2. be canceled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying an Option or SAR (to the extent such Option or SAR is exercisable at such time) as of the date of the Change of Control over the option price of the Option or the base price of the SAR;

11.1.3. be terminated immediately prior to the Change of Control, provided that the Participant fails to exercise the Option or SAR (to the extent such Option or SAR is exercisable at such time) within a specified period (of at least seven days) following the Participant’s receipt of a written notice of such Change in Control and of the Company’s intention to terminate the Option or SAR prior to such Change of Control; and/or

11.1.4. be assumed by the successor corporation, and shall be substituted with options or SARs involving the common stock of the successor corporation, with the terms and conditions of the substituted options or SARs being no less favorable than the Options or SARs granted by the Company.

In applying Section 11.1.2 above the Committee shall have full authority to (1) determine that the Fair Market Value of Common Stock is equal to the per share consideration to be received by the Company’s shareholders in the transaction giving use to the Change in Control and (2) cancel any option or SAR that has an exercise price greater than the Fair Market Value so determined without payment of consideration.

11.2. Restricted Stock Awards. Upon a Change of Control, all Restricted Stock Awards that are outstanding may, at the discretion of the Committee, become immediately and fully vested.

12.	Effective Date, Termination and Amendment

The Plan shall become effective on the date it is approved by the Board, subject to shareholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under Code § 422 or any other applicable law, or after the Company becomes Publicly Traded, Code § 162(m) or the rules of a stock exchange or NASDAQ. Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

13.	Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Participant. The transferee of the Participant shall, in all cases, be subject to the provisions of the agreement between the Company and the Participant. The rights of the transferee shall be no greater than the rights that would be acquired by the Participant’s estate if the Participant were to die prior to the transfer of the Award.

14.	General Provisions

14.1. No Employment Rights. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, or upon any Director or Consultant any right with respect to continued service for the Company, a Subsidiary or Affiliate nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee, Director or Consultant at any time.

14.2. Transfer of Employment. For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

14.3. Payment of Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, all taxes required to be paid in connection with any Award,

the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. The Company’s power to withhold a portion of the cash or Common Stock received pursuant to an Award, or require that the Participant remit the applicable taxes shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of the payment of Awards in the form of Common Stock or cash, or the exercise of Options or SARs, the Company shall have the right to retain the shares of Common Stock or cash to be paid pursuant to the Award, or the exercise of the Option or the SAR, until the Company determines that the applicable withholding taxes have been satisfied.

14.4. Restrictions on Shares. The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation, rule or agreement.

14.5. Requirements of Law. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.6. Amending of Awards. The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant’s consent is required to any such amendment.

14.7. No Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares of Common Stock subject to an Award unless and until certificates for the Award Shares are issued to the Participant.

14.8. Participation of Foreign Nationals. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

14.9. Changes in Current Law. A citation to any law, regulation or rule herein shall be construed to be a citation to the most recent version of, or successor to, any such law, regulation or rule.

14.10. Headings. Section headings are included only for ease of reference. Headings are not intended to constitute substantive provisions of the Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

14.11. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

14.12. Securities Purchase and Holdings Agreement. Unless the Committee shall otherwise provide in the applicable Award, each Participant shall be required to execute either, in the sole discretion of the Committee, (i) an agreement whereby the Participant agrees to be bound by the terms and conditions of the Securities Purchase and Holders Agreement or (ii) a joinder to the Securities Purchase and Holders Agreement with respect to any and all Award Shares issued hereunder, and such Award Shares shall be deemed “Securities” under the Securities Purchase and Holders Agreement. The Committee, in its sole discretion, shall set forth the terms and conditions of any agreement or joinder that is to be executed pursuant to this Section 14.12.

To record the adoption of the Plan, FastenTech, Inc. has caused its authorized officers to affix its corporate name and seal this 19th day of November, 2003.

FASTENTECH, INC.
Attest:

/s/ Michael Vanyo	By:	/s/ Ronald B. Kalich
	Name:	Ronald B. Kalich
	Title:	President and Chief Executive Officer